UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2019

OVID THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 18, 2019 the Compensation Committee (the “Committee”) of the Board of Directors of Ovid Therapeutics Inc. (the “Company”) approved the 2019 cash bonuses, 2020 annual base salaries, 2020 bonus targets and 2020 equity awards for the Company’s named executive officers and for the Company’s principal financial officer (each an “Executive”), as set forth below.

2019 Cash Bonuses, 2020 Annual Base Salaries and 2020 Bonus Targets

The Committee approved the following 2019 cash bonuses, 2020 annual base salaries, which salaries are effective January 1, 2020, and 2020 bonus targets for the Executives.

Name and Title	2019 Cash Bonus	2020 Annual Base Salary	2020 Bonus Target
Jeremy M. Levin, DPhil, MB BChir Chief Executive Officer	$265,225	$560,000	50%
Amit Rakhit, MD President and Chief Medical Officer	$199,167	$500,000	40%
Timothy Daly Principal Financial Officer and Executive Vice President, Finance	$111,357	$385,000	40%

2020 Equity Awards

The Committee approved and granted options to purchase shares of the Company’s common stock to the Executives as annual equity incentive awards granted pursuant to the Company’s 2017 Equity Incentive Plan, which grants are set forth in the table below.

Name and Title	Option Grant (shares)
Jeremy M. Levin, DPhil, MB BChir Chief Executive Officer	600,000
Amit Rakhit, MD President and Chief Medical Officer	200,000
Timothy Daly Principal Financial Officer and Executive Vice President, Finance	125,000

The stock option granted to each Executive has (i) a vesting commencement date of December 18, 2019, (ii) an exercise price of $4.42 per share, the closing price of the Company’s common stock on December 18, 2019, and (iii) a term of 10 years from the grant date. Twenty-five percent of the shares subject to the option granted to each Executive will vest on the one-year anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to the Executive’s continued service with the Company.

Termination Payments and Benefits

The Committee also approved a change to Mr. Daly’s severance payments and termination benefits, a summary of which was previously disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2019.

Effective December 18, 2019, Mr. Daly will be entitled to receive (without duplication) an amount equal to the sum of his monthly base salary multiplied by 12, payable over 12 months if he is terminated within three months prior to, upon or within 12 months following a change in control in accordance with the Company’s standard payroll procedures. There were no other changes made to Mr. Daly’s severance payments and termination benefits.  The Company anticipates entering into an amended and restated employment agreement (the “Revised Agreement”) with Mr. Daly, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

The foregoing description of the revised terms of the Revised Agreement do not purport to be complete and is qualified in its entirety by the full text of such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:/s/ Thomas M. PeroneThomas M. Perone

General Counsel & Corporate Secretary

Dated:  December 23, 2019